SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 7, 2009, by and among Orient Paper, Inc., a Nevada corporation, with headquarters located at Nansan Gongli, Nanhuan Road, Xushui County, Baoding City, Hebei Province, The People’s Republic of China 072550 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”). The Company and the Buyers shall collectively be referred to as the “Parties” and individually, a “Party”.

BACKGROUND

A.        The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.        Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers together shall be 8,333,332 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”).

C.        Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights with respect to the Common Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

D.        Contemporaneously with the execution and delivery of this Agreement, the parties hereto, together with Sichenzia Ross Friedman Ference LLP (“Escrow Agent”), are executing and delivering a Closing Escrow Agreement, substantially in the form attached hereto as Exhibit B (the “Closing Escrow Agreement”) pursuant to which the Buyers shall deposit their Purchase Price (as defined below) with the Escrow Agent to be applied to the transactions contemplated hereunder.

E.        Contemporaneously with the execution and delivery of this Agreement, the Company, the Buyers and the Company’s CEO, Mr. Zhenyong Liu, and Sichenzia Ross Friedman Ference LLP (“Make Good Escrow Agent”), are executing and delivering a Make Good Escrow

Agreement, substantially in the form attached hereto as Exhibit C (the “Make Good Escrow Agreement”); and the Company and its CEO, Mr. Zhenyong Liu, are executing and delivering a Lock-Up Agreement, substantially in the form attached hereto as Exhibit D.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF COMMON SHARES.

(a)       Purchase of Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), the number of Common Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (the “Closing”). The Closing shall occur on the Closing Date at the offices of Sichenzia Ross Friedman Ference LLP, located at 61 Broadway, 32nd Floor, New York, NY 10006 or such other venue as the Parties may so designate.

(b)       Purchase Price. The purchase price for the Common Shares to be purchased by each Buyer at the Closing shall be the amount set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers (the “Purchase Price”) which shall be equal to the amount of $0.60 per Common Share times the number of Common Shares purchased.

(c)       Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City Time, on October 7, 2009 (or such other date and time as is mutually agreed to by the Company and each Buyer).

(d)       Form of Payment. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price to the Company for the Common Shares to be issued and sold to such Buyer at the Closing, either (A) by wire transfer of immediately available funds in accordance with the Company's written wire instructions, or (B) by bank certified checks made payable to the Company and (ii) the Company shall deliver to each Buyer one or more stock certificates, evidencing the number of Common Shares such Buyer is purchasing as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, duly executed on behalf of the Company and registered in the name of such Buyer.

2.	BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a)       Organization and Good Standing of Buyers. If the Buyer is an entity, such Buyer is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)       Authorization and Power. Each Buyer has the requisite power and authority to enter into and perform the Transaction Documents (as defined below) to which such Buyer is a party and to purchase the Common Stock being sold to it hereunder. The execution, delivery and performance of the Transaction Documents to which such Buyer is a party by such Buyer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Buyer or its Board of Directors, stockholders, or partners, as the case may be, is required. The Transaction Documents to which such Buyer is a party have been duly authorized, executed and delivered by such Buyer and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Buyer enforceable against such Buyer in accordance with the terms thereof.

(c)       No Public Sale or Distribution. Such Buyer is (i) acquiring the Common Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and such Buyer does not have a present arrangement to effect any distribution of the Common Shares to or through any Person or entity; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(d)       Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Buyer is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Buyer is not a broker-dealer, nor an affiliate of a broker-dealer.

(e)       Reliance on Exemptions. Such Buyer understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Common Shares.

(f)        Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares which have been requested by such Buyer as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Each Buyer further acknowledges that such Buyer understands the high risks of investing in companies domiciled and/or which operate primarily in the People’s Republic of China and that the purchase of the Common Shares involves substantial risks and is able to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares.

(g)       No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(h)       Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Common Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the Person (as defined in Section 3(r)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Common Shares may be pledged in connection with a bona fide margin account or other loan secured by the Common Shares and such pledge of Common Shares shall not be deemed to be a transfer, sale or assignment of the Common Shares hereunder, and no Buyer effecting a pledge of Common Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined below), including, without limitation, this Section 2(h); provided, that in order to make any sale, transfer or assignment of Common Shares, such Buyer and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(i)        Legends. Such Buyer understands that the certificates or other instruments representing the Common Shares and, until such time as the resale of the Common Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Common Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Common Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the 1933 Act and that such legend is no longer required, or (iii) such holder provides the Company with reasonable assurance that the Common Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. If the Company shall fail for any reason or for no reason to issue to the holder of the Common Shares within three (3) Trading Days after the occurrence of any of (i) through (iii) above, a certificate without such legend or to issue such Common Shares to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Common Shares that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the holder's request, pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such unlegended Common Shares shall terminate. “Trading Day” is defined as a day on which securities are generally traded in real-time (and not under any delayed or pre-market or post-market trading) in any of the following markets: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

(j)        Validity; Enforcement. This Agreement and other Transaction Documents as they apply to each Buyer have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(k)       No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Transaction Documents as they apply to each Buyer and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or by which its properties or assets are bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder. Such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents to which such Buyer is a party or to purchase the Common Shares.

(l)        Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(m)      Prohibited Transactions. Since the Buyer was approached by the Company with respect to the transactions contemplated hereby, neither such Buyer nor any Person acting on behalf of or pursuant to any understanding with such Buyer has, directly or indirectly, effected or agreed to effect any transaction in the Common Stock, including any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Common Shares (but not including any actions to secure available shares to borrow in order to effect short sales or similar transactions in the future) (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement or (ii) the date of the 8-K Filing as described in Section 4(h), such Buyer shall not, and shall cause any Person acting on behalf of or pursuant to any understanding with such Buyer not to, engage, directly or indirectly, in a Prohibited Transaction.

(n)       No General Solicitation. Each Buyer acknowledges that the Common were not offered to such Buyer by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Buyer was invited by any of the foregoing means of communications.

(o)       Independent Investment. Except as may be disclosed in any filings with the Securities and Exchange Commission by the Buyers under Section 13 and/or Section 16 of the Exchange Act, no Buyer has agreed to act with any other Buyer for the purpose of acquiring, holding, voting or disposing of the Common Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Buyer is acting independently with respect to its investment in the Shares.

(p)       Brokers. Save for Chinamerica Holdings, LLC, each Buyer has no knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person or entity with respect to the transactions contemplated by this Agreement

(q)       Listing of Common Shares. Immediately upon the effectiveness of a registration statement with the SEC covering the Common Shares, the Buyers shall use reasonable efforts to assist the Company in making an immediate application to a United States stock exchange, such as the Nasdaq Capital Market or the NYSE American Stock Exchange, for the listing of the Common Shares.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)       Organization and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b)       Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section

5), the Closing Escrow Agreement, the Make Good Escrow Agreement, the Lock-Up Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Common Shares in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)       Issuance of Common Shares. The Common Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Common Shares is exempt from registration under the 1933 Act.

(d)       No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the Articles of Incorporation (as defined below) or Bylaws (as defined below) of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any U.S. law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of the Over-The-Counter Bulletin Board (“OTCBB”)), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clause (ii) such as could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(e)       Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing; provided, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Buyers herein). All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of any requirements of the OTCBB and has no knowledge of any facts that would reasonably lead to the cessation of quotations for the Common Stock on the OTCBB in the foreseeable future

(f)        Acknowledgment Regarding Buyer's Purchase of Common Shares. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Common Shares. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)       No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. For the purposes of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, the Parties agree and acknowledge, jointly and severally, that no agent’s fees, financial advisory fees or brokers’ commission whatsoever is/are due to any third party by the Company, except to Chinamerica Holdings LLC.

(h)       No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Common Shares under the 1933 Act or cause this offering of the Common Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Common Shares under the 1933 Act or cause the offering of the Common Shares to be integrated with other offerings.

(i)        Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the State of Nevada which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Common Shares and any Buyer's ownership of the Common Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(j)        SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, along with the Current Report of the Company being filed in connection with the transactions contemplated hereby, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in this Section 2(j) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(k)       Absence of Certain Changes. Except as disclosed in Schedule 3(k), since December 31, 2008, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Except as disclosed in Schedule 3(k), since December 31, 2008, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $25,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $25,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, with respect to any Person (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(r)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l)        No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(m)      Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in material violation of any term of or in default under the Articles of Incorporation or Bylaws or their organizational charter or articles of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the OTCBB and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the OTCBB in the foreseeable future except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect and would not, individually or in the aggregate, reasonably lead to delisting or suspension from trading of the Common Stock by the OTCBB, FINRA or the SEC. During the two (2) years prior to the date hereof, (i) the Common Stock has been quoted on the OTCBB, (ii) trading in the Common Stock has not been suspended by the SEC or FINRA and (iii) the Company has received no communication, written or oral, from the SEC or the OTCBB regarding the suspension or cessation of quotation of the Common Stock on the OTCBB. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit

(n)       Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o)       Sarbanes-Oxley Act. The Company is in, and will be in continued compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof , except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

(p)       Transactions With Affiliates. Except as otherwise provided in the SEC Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(q)       Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, of which as of the date hereof, 49,984,349 shares are issued and outstanding, no shares are reserved for issuance pursuant to options and warrants outstanding and no shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3(q) and in the SEC Documents: (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(r)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any Subsidiary's respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished or made available to the Buyer upon such Buyer's request, true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company's Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(r)        Indebtedness and Other Contracts. Except as disclosed in Schedule 3(r) and the SEC Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the material violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument, in the judgment of the Company’s officers, would result in a Material Adverse Effect, (iii) is in material violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, in the judgment of the Company’s officers, individually or in the aggregate, in a

Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of other kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(s)       Absence of Litigation. Except as set forth on Schedule 3(s) and the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before the SEC, FINRA, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of its Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise.

(t)        Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Except as set forth on Schedule 3(t), neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)       Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)       The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)       Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(w)      Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(x)       Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) do not have any unresolved environmental complaints or issues in any of the jurisdictions in which they operate where, in each of the foregoing clauses (i), (ii), (iii) and (iv), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Further, to the knowledge of the Company, it and its Subsidiaries are not in violation of any applicable anti-dumping laws in the jurisdiction(s) in which it carries out business, where the failure to so comply would reasonably have in the aggregate a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. The Company further undertakes that it shall notify the Buyers promptly if it or any of its Subsidiaries were to receive an environmental complaint.

(y)       Subsidiary Rights. The Company, or one of its Subsidiaries, has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(z) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal, foreign and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(aa)     Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in its reasonable belief,

to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(bb)     Off Balance Sheet Arrangements. Save as otherwise provided in the SEC Documents, there is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(cc)     Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares.

(dd)     Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ee)     Investment Company Status. The Company is not, and upon consummation of the sale of the Common Shares will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ff)      Acknowledgement Regarding Buyers' Trading Activity. Except as is set forth in Section 2(m), it is understood and acknowledged by the Company (i) that neither the Company nor any of its Subsidiaries has asked any Buyer nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Common Shares for any specified term; (ii) to the Company's knowledge, that any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently do not have a “short” position in the Common Stock, and (iii) that each Buyer shall not be deemed to have any affiliation with or control over any arm's length counterparty in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Common Shares are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the documents executed in connection herewith. The Company is not aware of any of the aforementioned hedging and/or trading activities of any of the Buyers. The Company may not be informed of, and will not monitor, any such aforementioned hedging and/or trading activities by one or more Buyers in the future.

(gg)     U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Common Shares remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer's request.

(hh)     Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ii)       No Additional Agreements.   The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(jj) Disclosure. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are materially true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading except any non-disclosure would not, individually or in the aggregate, have a Material Adverse Effect . Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or either of its or their respective business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the Exchange Act of 1934, as amended, are being incorporated into an effective registration statement filed by the Company under the 1933 Act) except any non-disclosure would not, individually or in the aggregate, have a Material Adverse Effect. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(kk)      Related Party Transactions. Except as set out in Schedule 3(kk), neither the Company or its Subsidiaries is involved in any related party transactions. The Company undertakes that all future related party transactions shall be negotiated and entered into at arm’s length and shall be pre-approved by the Board of Directors of the Company.

(ll) Non-Competition. Save for the Company’s Chief Financial Officer, Winston Yen, the Company shall procure that all key members of its management shall devote substantially all their time and effort in the Company’s business and that they shall not be involved, directly or indirectly, in any business that is similar or in competition with the Company’s business.

4.	COVENANTS.

(a)       Best Efforts. Each Party shall use its commercially reasonable efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 5, 6 and 7 of this Agreement.

(b)       Form D and Blue Sky. The Company agrees to file a Form D with respect to the Common Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)       Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Common Shares (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d)       Use of Proceeds. The Company will use the proceeds from the sale of the Common Shares for general corporate purposes, including general and administrative expenses, and in connection with acquisitions and not for (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries, or (ii) the redemption or repurchase of any of its or its Subsidiaries' equity securities. The Company agrees that it will deposit $300,000 of the proceeds in escrow under the Escrow Agreement to pay the fees and expenses in connection with a public relations and investor relations campaign of a design and type satisfactory to a representative of the Buyers designated in the Escrow Agreement. Such amount shall be released only upon the dual signatures of the CEO of the Company and such representative of the Buyers designated in the Escrow Agreement. The Company agrees that the public relations and investor relations campaign shall include a "retail component" involving the use of direct mail to assist in the repositioning of the Company in the minds of the general public. Additionally, the Company agrees that it will deposit $2,000,000 of the proceeds in escrow under the Escrow Agreement on account of the Company appointing a Board of Director comprising a majority of independent Board of Directors acceptable to the Buyers. Such amount shall also be released only upon the dual signatures of the CEO of the Company and such representative of the Buyers designated in the Escrow Agreement.

(e)       Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies or email copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)        Listing. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the national securities exchange, automated quotation system or OTCBB upon which the Common Stock is then listed or quoted.

(g)       Pledge of Common Shares. The Company acknowledges and agrees that the Common Shares may be pledged by an Investor (as defined in the Registration Rights

Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Shares. The pledge of Common Shares shall not be deemed to be a transfer, sale or assignment of the Common Shares hereunder, and no Investor effecting a pledge of Common Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(h) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(h) of this Agreement in order to effect a sale, transfer or assignment of Common Shares to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Shares may reasonably request in connection with a pledge of the Common Shares to such pledgee by an Investor provided that any and all costs to effect the pledge of the Common Shares are borne by pledgor and/or pledgee and not Company.

(h)       Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City time, within the fourth Business Day after the date of this Agreement, (A) issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all material terms of the transactions contemplated hereby and (B) file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release without the express written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of the respective officers, directors, or agents, other than as required in writing by such Buyer, it may provide the Company with written notice thereof. The Company shall, within five (5) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the OTCBB (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.

(i)        Registration Statements. The Company shall file a registration statement with the SEC to register the Common Shares (“Registrable Securities”) pursuant to the terms set forth in the Registration Rights Agreement within ninety (90) days after the Closing Date. No other securities shall be included in the registration statement. The Company shall use its commercially reasonable efforts to cause the registration statement to become effective within one hundred and eighty (180) days after filing. In the event that the number of Common Shares to be registered on the initial registration statement as permitted by the Commission is less than the full amount of the Registrable as a result of Rule 415 of the Securities Act or its interpretation, the Company shall file one or more subsequent registration statements to register the rest of the Registrable Securities until all Registrable Securities are registered, pursuant to the provisions of the Registration Rights Agreement; provided that the Company's obligation to file subsequent registration statements shall cease on the first anniversary of the Closing Date. Each Buyer’s shares shall be registered in the subsequent registrations on a pro rata basis. Until the date that is forty-five days after the effective date of the initial registration statement, the Company will not file a registration statement (other than on Form S-8 or solely to register shares of Common Stock issued pursuant to an acquisition with non-affiliated third parties on an arm's length basis, the primary purpose of which is not to raise additional capital (the “Acquisition Shares”)) under the 1933 Act relating to securities that are not the Common Shares. Until the effective date of the initial registration statement, the Company will not file a registration statement under the 1933 Act relating to Acquisition Shares.

(j)        Corporate Existence. So long as any Buyer beneficially owns any Common Shares, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on the OTCBB, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the American Stock Exchange or The New York Stock Exchange, Inc (each referred to herein as a “Trading Market”).

(k)       Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(l)        Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer a complete closing set of the Transaction Documents, Common Share certificates and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

(m)      No Change in Control. For a period of twelve (12) months from the Closing Date, the Company will not enter into a transaction that would result in a Change in Control of the Company without the unanimous approval of the Company’s independent directors and the written approval of the Buyers, such approval not to be unreasonably withheld. For the purposes of this Section 4(m), “Change in Control” shall be deemed to have occurred (a) on the date that any one Person, or more than one Person acting in concert, acquires beneficial ownership of voting securities the Company that, together with the voting securities previously held or beneficially owned by such Person or Persons acting in concert, constitutes more than fifty percent (50%) of the voting rights of any class of securities issued by the Company; or (b) on the date that any one Person or Persons acting in concert acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition of such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; for this purpose, the term “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The determination of whether persons are acting in concert, and of beneficial ownership, shall be made in accordance with Regulation 13D under the Exchange Act.

(n)       Sale and Further Encumbrance. For a period of twelve (12) months from the Closing Date, the Company shall not sell more than 10% of its Net Equity or encumber itself with a debt amounting to more than 50% of its Net Equity. For the purposes of Section 4(n), “Net Equity” means that amount reflected as Stockholder's Equity of the Company on the most recent financial statements filed with the SEC.

(o)       Expenses. The Company shall bear all of its own legal, accounting and other expenses, including those relating to the preparation of this Agreement and the other Transaction Documents, and the preparation and filing of any current report, quarterly or annual report or document. In addition, the Company agrees that it will reimburse Access America Investments, Inc. $100,000 in transactional expenses from the proceeds of the sale of Common Shares herein on or within a reasonable period of time after Closing.

(p)       Employee Stock Option Plan. On or prior to the expiration of sixty (60) days after the Closing Date, the Company shall enact an employee stock option plan for its directors and employees certain key members of management covering options to purchase a total of 1,500,000 shares of Common Stock of the Company at an exercise price of $.60 per share. The options to purchase such shares shall vest in three equal installments on each of the first, second and third anniversary of the grant.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)       Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Common Shares), a register for the Common Shares, in which the Company shall record the name and address of the Person in whose name the Common Shares have been issued (including the name and address of each transferee), and the number of Common Shares held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)       Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Common Shares, issued at the Closing in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent, and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Common Shares in accordance with Section 2(h), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Common Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Common Shares to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.	CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)        Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)       Such Buyer shall have delivered to the Escrow Agent, in accordance with the terms of the Escrow Agreement, the Purchase Price for the Common Shares being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company or by means of a check made payable to the Escrow Agent which has been cleared and made freely available prior to the Closing.

(iii)      The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv)      No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(v)       Each Buyer has completed an Accredited Investor Questionnaire to the satisfaction of the Company and has delivered the same to the Company.

7.	CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)        The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Common Shares (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)       The Company shall have executed the Make Good Escrow Agreement together with the Buyers and Mr. Zhenyong Liu, the Company’s CEO.

(iii)      The Company shall have executed the Lock-Up Agreement with Mr. Zhenyong Liu.

(iv)      Such Buyer shall have received the opinion of Sichenzia Ross Friedman Ference LLP, the Company's outside counsel (“Company Counsel”), dated as of the Closing Date, in substantially the form of Exhibit F attached hereto.

(v)       The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(vi)      The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each of its operating Subsidiaries in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing Date.

(vii)     The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within 10 days of the Closing Date.

(viii)    The Common Stock (I) shall be quoted on the OTCBB and (II) shall not have been suspended, as of the Closing Date, by the SEC or FINRA from trading on the OTCBB nor shall suspension by the SEC or FINRA have been threatened.

(ix)      The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Nevada within 10 days of the Closing Date.

(x)       The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit G.

(xi)      The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit H.

(xii)     The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(xiii)    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Common Shares.

(xiv)    The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(xv)     No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

8.         TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before ten (10) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby appoints Sichenzia Ross Friedman Ference LLP with offices at 61 Broadway, 32nd Floor, New York, NY 10006 as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Common Shares representing at least a majority of the amount of the Common Shares, or, if prior to the Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the amount of the Common Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Common Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Common Shares, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)  Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) five Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Orient Paper, Inc.

Attention:	Mr. Zhenyong Liu
Address:	Nansan Gongli, Nanhuan Road, Xushui County, Baoding City,

City & State:	Hebei Province, The People’s Republic of China 072550
Telephone:	011 - (86) 312-8605508
Fax:	011 – (86) 312-8605530
Email:	liu@orientalpapercorporation.com/ wyen@accellencellp.com

With a copy (which will not constitute notice) to:

Sichenzia Ross Friedman Ference LLP

Attention:	Gregory Sichenzia, Esq.
Telephone:	(212) 930 9700
Fax:	(212) 930 9725
Email:	gsichenzia@srff.com

If to the Transfer Agent:

Empire Stock Transfer, Inc.

Address: 1859 Whitney Mesa Drive, Henderson, NV 89014

Telephone: 702-818-5898
Facsimile: 702-974-1444
Attention: Patrick Mokros

Email: patrick@empirestock.com

If to a Buyer, to its address, facsimile number and email address set forth on the Schedule of Buyers, or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars. All amounts owing under this Agreement or any Transaction Document shall be paid in US dollars. All amounts denominated in other currencies shall be converted in the US dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into US dollars pursuant to this Agreement, the US dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Common Shares representing at least a majority of the number of the Common Shares, including by merger or consolidation. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(i)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)  Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery of Common Shares, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)  Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Common Shares thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Common Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Shares, or (iii) the status of such Buyer or holder of the Common Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(l) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(m)      No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)       Remedies. Each Buyer and each holder of the Common Shares shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(o)       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

(p)       Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(q)       Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(r)	Judgment Currency.

If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(r) referred to as the “Judgment Currency”) an amount due in US dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(1) the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter referred to as the “Judgment Conversion Date”).

If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(r)(1) and (2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused its respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
ORIENT PAPER, INC. By: /s/ Zhenyong Liu Name: Zhenyong Liu Title: Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

ACCESS AMERICA FUND, LP

By:	_/s/ Christopher Efird______________
Name: Christopher Efird
Title: President

BUYER:

RENAISSANCE US GROWTH INVESTMENT TRUST PLC

By:	_/s/ Russell Cleveland_______________
Name: Russell Cleveland
Title: Director

BUYER:

RENN GLOBAL ENTREPRENEURS FUND, INC.

By:	_/s/ Russell Cleveland_______________
Name: Russell Cleveland
Title: President

BUYER:

PREMIER RENN ENTREPRENEURIAL FUND LIMITED

By:	_/s/ Russell Cleveland_______________
Name: Russell Cleveland
Title: Investment Manager

BUYER:

POPE INVESTMENTS II, LLC

By:	__/s/ William P. Weller______________
Name: William P. Weller
Title: Managing Member

BUYER:

Steve Mazur

By:	_/s/ Steve Mazur___________________
Name: Steve Mazur
Title:

SCHEDULE OF BUYERS

Buyer	Address and Facsimile Number	Number of Common Shares	Purchase Price	Legal Representative’s Address and Facsimile Number
Access America Fund, LP	11,200 Westheimer Suite 508 Houston, Texas 77069 Fax: 713-599-1304	2,500,000	$1,500,000	Access America Fund, LP 11,200 Westheimer Suite 508 Houston, Texas 77069 Fax: 713-599-1304
Renaissance US Growth Investment Trust Plc	8080 N. Central Expressway, Suite 210, LB-59 Dallas, TX 75206 Fax: 214-891-8291	1,333,333	$800,000	Access America Fund, LP 11,200 Westheimer Suite 508 Houston, Texas 77069 Fax: 713-599-1304
RENN Global Entrepreneurs Fund, Inc.	8080 N. Central Expressway, Suite 210, LB-59 Dallas, TX 75206 Fax: 214-891-8291	500,000	$300,000	Access America Fund, LP 11,200 Westheimer Suite 508 Houston, Texas 77069 Fax: 713-599-1304
Premier RENN Entrepreneurial Fund Limited	8080 N. Central Expressway, Suite 210, LB-59 Dallas, TX 75206 Fax: 214-891-8291	500,000	$300,000	Access America Fund, LP 11,200 Westheimer Suite 508 Houston, Texas 77069 Fax: 713-599-1304
Pope Investments II, LLC	5100 Poplar Avenue Suite 805, Memphis, TN 38137 Fax: 901-763-4229	3,333,333	$2,000,000	Access America Fund, LP 11,200 Westheimer Suite 508 Houston, Texas 77069 Fax: 713-599-1304

Steve Mazur	66 Glenbrook Road - 2121 Stamford, Connecticut 06902 Fax: 631-598-4723	166,666	$100,000	Access America Fund, LP 11,200 Westheimer Suite 508 Houston, Texas 77069 Fax: 713-599-1304
TOTAL		8,333,332	$5,000,000

EXHIBITS

Exhibit A	Form of Registration Rights Agreement – Please refer to Exhibit 10.4 of this 8-K
Exhibit B	Form of Closing Escrow Agreement – Please refer to Exhibit 10.3 of this 8-K
Exhibit C	Form of Make Good Escrow Agreement – Please refer to Exhibit 10.2 of this 8-K
Exhibit D	Form of Lock-Up Agreement – Please refer to Exhibit 10.5 of this 8-K
Exhibit E	Form of Irrevocable Transfer Agent Instructions
Exhibit F	Form of Company Counsel Opinion
Exhibit G	Form of Secretary's Certificate
Exhibit H	Form of Officer's Certificate

EXHIBIT E

Form of Irrevocable Transfer Agent Instructions

as of October 7, 2009

EMPIRE STOCK TRANSFER INC.

1859 Whitney Mesa Dr.

Henderson, NV 89014

Attn:	Patrick Mokros

Dear Mr. Mokros:

Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 7, 2009, by and among by and among Orient Paper, Inc., a Nevada corporation (the “Company”), and each of the Buyers whose names are set forth on the Schedule of Buyers thereto (individually, a “Buyer” and collectively, the “Buyers”), pursuant to which the Company is issuing to the Buyers shares of the Company’s common stock, par value $.001 per share (the “Common Stock”).

This letter shall serve as our irrevocable authorization and direction to you provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Common Stock has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Buyer represents in writing that the Common Stock was sold pursuant to the Registration Statement, then certificates representing the Common Stock shall not bear any legend restricting transfer of the Common Stock thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then the certificates for the Common Stock shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

and, provided, further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Common Stock in the event a registration statement covering the Common Stock is subject to amendment for events then current.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Common Stock has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit I.

Please be advised that the Buyers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Buyer is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (86) 312-860-5508.

Very truly yours,

ORIENT PAPER, INC.

By: ___________________________________________

Name: _________________________________________

Title: __________________________________________

ACKNOWLEDGED AND AGREED:

EMPIRE STOCK TRANSFER INC.

By: __________________________________
Name: ________________________________
Title: _________________________________
Date: _________________________________

EXHIBIT I

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[Name and address of Transfer Agent]

Attn: _________

Re: [__________________________________]

Ladies and Gentlemen:

We are counsel to Orient Paper, Inc., a Nevada corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of October __, 2009, by and among the Company and the investors named therein (collectively, the “Buyers”) pursuant to which the Company issued to the Buyers shares of the Company’s common stock, par value $.001 per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Buyers (the “Registration Rights Agreement”), dated as of October __, 2009, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ☐, 2009, the Company filed a Registration Statement on Form S-1 (File No. 333-________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Registrable Securities which names each of the present Buyers as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

Sichenzia Ross Friedman Ference LLP

By: _________________________________________

cc: [LIST NAMES OF BUYERS]

EXHIBIT F

Form of Company Counsel Opinion

Based on the foregoing, and subject to the qualifications and limitations stated in this letter, we are of the opinion that:

1.

The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value $0.001 per share. The Company has advised us that, as of the date hereof, and excluding any shares of Common Stock to be issued pursuant to the terms of the Transaction Documents and any shares of Common Stock to be issued upon the conversion or exercise of outstanding securities convertible or exercisable into shares of Common Stock, there are 49,984,349 shares of Common Stock issued and outstanding.

2.

The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Common Shares. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents have been duly executed and delivered, and the Common Shares have been duly executed, issued and delivered by the Company and each of the Transaction Documents, subject to the limitations set forth below, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms.

3.	The Common Shares have been duly authorized and, when delivered against payment in full as provided in the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.
4.

The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Common Shares do not (i) violate any provision of the Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

Our opinion concerning the validity, binding effect and enforceability of the Transaction Documents means, that: (a) each of the Transaction Documents constitutes an enforceable contract under New York law; (b) the Transaction Documents are not invalid in their entirety because of a specific statutory prohibition and is not subject in its entirety to a contractual defense; and (b) subject to the last sentence of this paragraph, some remedy is available if the Company is in material default under the Transaction Documents. This opinion does not mean that: (a) any particular remedy is available upon a material default; or (b) every provision of the Transaction Documents will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Transaction Documents may be limited or otherwise affected by: (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors’ rights and remedies generally; and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or requirement as to commercial reasonableness, conscionability or good faith.

5.

No consent, approval, authorization, order or action of, filing with or notice or payment to any regulatory agency or authority of the State of New York or the United States Federal Government is required to be obtained or made by the Company to perform its obligations under the Transaction Documents and consummate the transactions contemplated thereby, except for such as have been obtained or made.

6.

Based in part on the representations of the Buyers set forth in the Securities Purchase Agreement, the offer, issuance and sale of the Common Shares are exempt from the registration requirements of the Securities Act of 1933, as amended.

7.

 To the best of our knowledge, there are no current or pending claims, actions, suits, investigations or proceedings against the Company before any court, arbitrator or governmental authority which if determined adversely to the Company, as the case may be, would have a Material Adverse Effect on the ability of the Company to perform its obligations under any of the Transaction Documents. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

8.

To our knowledge, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Corporation in their capacities as such.

9.

The Company is not, and as a result of and immediately upon Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

EXHIBIT G

Form of Secretary's Certificate

The undersigned, ___________, hereby certifies that he/she is the Secretary of Orient Paper, Inc., a Nevada corporation, (the “Company”), and that she makes this certificate on behalf of the Company in connection with and pursuant to the Securities Purchase Agreement dated as of October 7, 2009 (the “Purchase Agreement”) between the Company and certain Buyers (as defined in the Purchase Agreement), and further certifies as follows:

1.

Attached hereto as Exhibit A is a true, complete and correct copy of the Articles of Incorporation of the Company and all amendments thereto (as so amended, the “Articles of Incorporation”), which is in full force and effect on and as of the date hereof and which has not been amended, modified or repealed, and no proceedings for the amendment, modification or rescission thereof are pending or contemplated, and no amendment or other document relating to or affecting the Articles of Incorporation has been filed in the office of the Secretary of State of Nevada since such date and no action has been taken by the Company, its shareholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company.

2.

Attached hereto as Exhibit B is a true, complete and correct copy of the Bylaws of the Company as in full force and effect on and as of the date hereof, which have not been amended, modified or repealed, and no proceedings for the amendment, modification or rescission thereof are pending or contemplated.

3.

Attached hereto as Exhibit C are true, complete and correct copies of all resolutions adopted by the Board of Directors of the Company by written unanimous consent relating to, among other things, the authorization, execution, delivery and performance of the Purchase Agreement and other Transaction Documents (as defined in the Purchase Agreement) and all other agreements and documents to be executed in connection therewith (collectively, with the Purchase Agreement and the Transaction Documents, the “Documents”) and the consummation of the transactions contemplated thereby and therein. Such resolutions were duly and validly adopted by written consents of the Board of Directors of the Company. All such resolutions are in full force and effect on the date hereof in the form in which adopted without amendment, modification or revocation, and no other resolutions or action by the Board of Directors of the Company or any committee thereof have been adopted relating to the authorization, execution, delivery and performance of the Documents and the consummation of the transactions contemplated thereby and therein.

4.	The following officers currently hold the office set forth below their respective names and their genuine signatures are set forth below:

Zhenyong Liu

Chief Executive Officer	______________________________

Winston C. Yen

Chief Financial Officer	______________________________

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of this 7th day of October 2009.

_______________________________________

Name:

Title: Secretary

EXHIBIT H

Form of Officer's Certificate

I, _____________, in my capacity as ____________ of ORIENT PAPER, INC., a Nevada Corporation (the “Company”) and not personally, in connection with that certain Securities Purchase Agreement (the “Agreement”) dated October 7, 2009 by and between the Company and certain investors named therein, do hereby certify as follows (capitalized terms not otherwise defined having the meanings ascribed thereto in the Agreement):

The representations and warranties made by the Company in the Agreement were true when made and are true as of the date thereof with the same force and effect as if such representations and warranties were made at and as of the date hereof, the Company has performed and complied with all covenants and conditions required by Section 7 of the Agreement to be performed or complied with by the Company prior to or at the Closing, and there has been no Material Adverse Effect with respect to the Company from the date of the Agreement to the date hereof.

IN WITNESS WHEREOF, I have signed this Officer’s Certificate as of October 7, 2009.

____________________________________

SCHEDULES

Schedule 3(a)	- List of Subsidiaries

Schedule 3(k) - Absence of Certain Changes

Schedule 3(q) - Equity Capitalization

Schedule 3(r) - Indebtedness and Other Contracts

Schedule 3(s) - Absence of Litigation

Schedule 3(t) – Insurance

Schedule 3(kk) – Related Party Transactions

Schedule 3(a) - List of Subsidiaries

Dongfang Zhiye Holding Limited (a BVI company, not serving any purpose after the 6/26/09 PRC legal restructuring with the following “Shengde” entities)

Shengde Holdings Inc. (a Nevada corporation)

Baoding Shengde Paper Co., Ltd. (a PRC company)

Schedule 3(k) - Absence of Certain Changes

Since December 31, 2008, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries except for the followings:

On August 26, 2009 the Company entered into a Short-Term Loan Deferred Payment Agreement with the United Commercial Bank (China) Ltd. under which the Company agreed to repay the outstanding loan balance in the amount of $2,816,476.39, due originally due January 23, 2009 and extended to June 30, 2009, in the following installments:

8/31/09: $400,000

9/15/09: all accrued interest up to 8/31/09

9/30/09: $400,000

10/31/09: $200,000

11/30/09: $300,000

12/31/09: $300,000

1/31/10: $200,000

2/28/10: $200,000

3/31/10: $200,000

4/30/10: $200,000

5/31/10: $200,000

6/30/10: $216,476.39

Schedule 3(q) - Equity Capitalization

1.

The Company agreed to issue warrants to CCG Investor Relations Partners LLC to purchase up to 100,000 shares the Company’s common stock at a price of $1.0 per share. The warrants have a term of two (2) years and are with cashless exercise option and piggyback registration rights.

2.	The Chinamerica consultant warrants (to be determined)

3.	Employee Incentive Stock Option Plan (to be determined)

Schedule 3(r) - Indebtedness and Other Contracts

Schedule 3(kk) – Related Party Transactions

The Company had the following bank loans payable as of June 30, 2009:

Description	June 30, 2009

Working capital loan provided by Industrial & Commercial Bank of China, secured by certain manufacturing equipments of the Company. Interest is payable monthly at the fixed rate of 6.372% per annum. The entire principal is due and payable at maturity on January 20, 2010. The note is renewable upon maturity.	$1,899,252

Working capital loan provided by the Industrial & Commercial Bank of China. Interest is payable monthly at 8.217% per annum. The entire principal was due and payable at maturity on June 4, 2009. The Company was granted a grace period of one month by the bank. The loan was renewed on July 1, 2009.	876,578

Short-term credit facility provide by the United Commercial Bank (China) Limited, including a revolving credit facility of $2,000,000 and a non-revolving import loan facility of $816,976. The credit facility is secured by the Company’s building, land use rights and is personally guaranteed by the Chief Executive Officer and Director Mr. Zhenyong Liu. Interest is paid monthly with a floating rate indexed to 5% plus the three-month LIBOR, adjusted every three months, and was 5.6207% per annum on June 30, 2009. The note is renewable upon maturity, which was extended to June 30, 2009, according to a Short-Term Credit Facility Extension Agreement entered into by the Company and the Bank on January 23, 2009. On August 26, 2009 the Company entered into a Short-Term Loan Deferred Payment Agreement with the United Commercial Bank (China) Ltd. under which the Company agreed to repay the outstanding loan balance in the amount of $2,816,477 in eleven (11) uneven monthly installments, starting from August 31, 2009 to June 30, 2010.

See Schedule 3(k) for details of the installment payment schedule.	2,816,977

Loan payable to Rural Credit Cooperative of Xushui, guaranteed by an unrelated third party company. The entire principal is due and payable at maturity on September 16, 2011. Interest is paid monthly at the rate of 0.774% per month.	1,940,159

Total bank loans payable	7,532,966

Mr. Zhenyong Liu, Chief Executive Officer of Orient Paper, loaned money (over a period of time) to the Company for working capital purposes, amounting to $6,131,761 and $2,131,761 as of June 30, 2009 and August 31, 2009. On July 24, 2008, Mr. Liu agreed to change the term of the loan from payable on demand to a period of three years, maturing on July 23, 2011, and with no stated interest.

On August 1, 2008, Mr. Shuangxi Zhao, a member of the Board of Directors of HBOP, loaned money to the Company for working capital purposes which amounted to $876,578 as of June 30, 2009. The amount owed bears interest at 7.56 percent per annum and is due on July 31, 2011.

On August 5, 2008, Mr. Xiaodong Liu, a member of the Board of Directors of Orient Paper loaned money to the Company for working capital purposes which amounted to $1,095,722 as of June 30, 2009. The amount owed bears interest at 7.56 percent per annum and is due on August 4, 2011.

Schedule 3(s) - Absence of Litigation

To the knowledge of the Company’s management, there is NO legal action, suit, proceeding, inquiry or investigation before the SEC, FINRA, any court, public board, government agency, self-regulatory organization or body pending or threatened against or affecting the Company, the Common Stock or any of its Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise.

Schedule 3(t) - Insurance

The Company hereby acknowledges that it has never been rejected any insurance coverage sought or applied for. The Company’s current insurance policies include the following:

Du-Bang Property & Casualty Insurance Co., Ltd.

Insurance policy number is 20101213000009000011 for basic property insurance.

Insurance period is from July 9th, 2009 to July 9th, 2010.